Exhibit 99.1

FOR RELEASE 4:00 PM EASTERN

WEDNESDAY, NOVEMBER 12, 2014

CONTACTS:

Linda Lennox	Meara Murphy
Office: 978-671-8854	Office: 978-671-8508
Cell: 908-627-3424	Cell: 617-794-1045

Lantheus Medical Imaging Reports Third Quarter 2014

Financial Results

Worldwide revenue grows 8% led by continued strong performance of DEFINITY®

Adjusted EBITDA increases by 60%; Company posts positive quarterly net income on continued gross margin expansion and operating expense leverage

No. BILLERICA, Mass. (November 12, 2014) – Lantheus Medical Imaging, Inc. (“Lantheus” or “the Company”), a wholly-owned operating subsidiary of parent company Lantheus MI Intermediate, Inc. and a global leader in developing, manufacturing, selling and distributing innovative diagnostic imaging agents, today reported its financial results for the third quarter ended September 30, 2014.

Worldwide revenue for the third quarter of 2014 totaled $75.7 million, representing an 8% increase on both an as-reported and constant-currency basis over $70.4 million reported for the third quarter of 2013.

The Company achieved quarterly GAAP-earnings profitability during the third quarter of 2014 with net income totaling $1.5 million, an improvement of $16.6 million over the net loss of $15.1 million reported for the third quarter of 2013. Net loss for the year-ago quarter included a $6.8 million charge for the write-down of land that was subsequently sold. Excluding the impact of that special charge, adjusted third quarter net results improved by $9.7 million over the year-ago period. The attached financial tables include a reconciliation of U.S. GAAP to non-GAAP results.

The Company’s third quarter 2014 Adjusted EBITDA, as defined in the GAAP to non-GAAP reconciliation provided later in this release, totaled $19.1 million, or 25.2% of reported revenue, compared to $11.9 million, or 16.9% of revenue, in the third quarter of 2013.

Jeff Bailey, President and CEO commented, “We are very pleased with our third quarter performance and the Company’s continued demonstration of solid sales growth and strong margin expansion. As has been the case for several quarters, our results for the third quarter benefited from the strong sales performance of DEFINITY, reflecting continued growth of the U.S. ultrasound contrast market and our own product leadership position. DEFINITY achieved growth of 20% over the year-ago quarter and once again grew sequentially, while the rest of our product portfolio delivered a solid quarterly performance, as well.”

Mr. Bailey continued, “Overall, our third quarter revenue growth combined with continued gross margin improvement and the leveraging of our operating expenses has significantly expanded our operating and Adjusted EBITDA margins since last year, driving those margins to 15% and 25%, respectively, of reported revenue for the third quarter. The success of our ongoing financial and operational transformation that began seven quarters ago continues to grow increasingly apparent as we progress through 2014. We look forward to completing this seminal year for our business and the opportunities that await us in 2015 and beyond.”

Conference Call

As previously announced, the Company will host a conference call starting at 4:30 p.m. (Eastern Time) today. To access the live conference call via telephone, please dial 1-877-299-4454 (U.S. callers) or 1-617-597-5447 (international callers) and provide passcode 59235085. A live audio webcast of the call also will be available on the homepage of the Company’s website at www.lantheus.com. A replay of the telephone conference call and audio webcast will be available from approximately 8:30 p.m. ET on November 12, 2014 through midnight on November 26, 2014. To access a replay of the conference call, dial 1-888-286-8010 (U.S. callers) or 1-617-801-6888 (international callers), and provide passcode 99456277. A replay of this conference call will also be available in the Investor Relations section of our website located at www.lantheus.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the Investor Relations section of our website located at www.lantheus.com.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures, such as net sales excluding the impact of foreign currency, net income, as adjusted, EBITDA and Adjusted EBITDA. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. The measures may exclude such items which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company’s reported results of operations for a period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that may be described from time to time in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Lantheus Medical Imaging, Inc. and Lantheus MI Intermediate, Inc.

Lantheus Medical Imaging, Inc., a wholly-owned operating subsidiary of parent company, Lantheus MI Intermediate, Inc., is a global leader in developing, manufacturing, selling and distributing innovative diagnostic imaging agents. Lantheus provides a broad portfolio of products, which are primarily used for the diagnosis of cardiovascular diseases. Key products include the echocardiography contrast agent DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension; TechneLite® (Technetium Tc99m Generator), a technetium-based generator that provides the essential medical isotope used in nuclear medicine procedures; and Xenon (Xenon Xe 133 Gas), an inhaled radiopharmaceutical imaging agent used to evaluate pulmonary function and for imaging the lungs.

Lantheus has more than 500 employees worldwide with headquarters in North Billerica, Massachusetts, and offices in Puerto Rico, Canada and Australia.

– Tables Follow –

Lantheus MI Intermediate, Inc. and subsidiaries

Condensed Consolidated Statements of Operations

(dollars in thousands – unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Revenues	$75,682	$70,385	$224,631	$212,004
Cost of goods sold	44,044	46,664	131,873	144,524

Gross profit	31,638	23,721	92,758	67,480
Operating expenses:
Sales and marketing expenses	8,327	8,476	27,227	27,266
General and administrative expenses	8,722	7,132	26,564	25,678
Research and development expenses	3,049	5,893	8,958	25,428
Impairment of land	—	6,788	—	6,788

Total operating expenses	20,098	28,289	62,749	85,160
Operating income (loss)	11,540	(4,568)	30,009	(17,680)
Interest expense, net	(10,585)	(11,035)	(31,704)	(32,323)
Other income (expense), net	441	260	(148)	894

Income (loss) before income taxes	1,396	(15,343)	(1,843)	(49,109)
Provision (benefit) for income taxes	(56)	(279)	(374)	267

Net income (loss)	$1,452	$(15,064)	$(1,469)	$(49,376)

Lantheus MI Intermediate, Inc. and subsidiaries

Consolidated Sales Analysis

(dollars in thousands – unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	% change	2014	2013	% change
U.S.
DEFINITY	23,764	19,758	20.3%	68,768	54,796	25.5%
TechneLite	20,879	19,351	7.9%	61,602	61,064	0.9%
Xenon	8,914	8,173	9.1%	27,519	24,117	14.1%
Cardiolite	888	462	92.2%	1,915	7,324	(73.9)%
Other	4,984	4,260	17.0%	15,004	11,189	34.1%

Total U.S.	$59,429	$52,004	14.3%	$174,808	$158,490	10.3%

International
DEFINITY	497	403	23.3%	1,368	1,136	20.4%
TechneLite	2,733	3,071	(11.0)%	8,576	9,039	(5.1)%
Xenon	2	9	(77.8)%	6	34	(82.4)%
Cardiolite	3,785	4,178	(9.4)%	12,250	13,415	(8.7)%
Other	9,236	10,720	(13.8)%	27,623	29,890	(7.6)%

Total International	$16,253	$18,381	(11.6)%	$49,823	$53,514	(6.9)%

Worldwide
DEFINITY	24,261	20,161	20.3%	70,136	55,932	25.4%
TechneLite	23,612	22,422	5.3%	70,178	70,103	0.1%
Xenon	8,916	8,182	9.0%	27,525	24,151	14.0%
Cardiolite	4,673	4,640	0.7%	14,165	20,739	(31.7)%
Other	14,220	14,980	(5.1)%	42,627	41,079	3.8%

Total Revenues	$75,682	$70,385	7.5%	$224,631	$212,004	6.0%

Lantheus MI Intermediate, Inc. and subsidiaries

Supplemental Sales Information

(unaudited)

	September 30, 2014 Quarter-to-Date Sales Growth/(Decline)
	Domestic As Reported	Int’l Constant Currency	Int’l As Reported	Total Constant Currency	Total As Reported
Products
DEFINITY	20%	26%	23%	20%	20%
TechneLite	8%	(8)%	(11)%	6%	5%
Xenon	9%	(78)%	(78)%	9%	9%
Cardiolite	92%	(7)%	(9)%	3%	1%
Other	17%	(12)%	(14)%	(4)%	(5)%

Total Revenues	14%	(10)%	(12)%	8%	8%

	September 30, 2014 Year-to-Date Sales Growth/(Decline)
	Domestic As Reported	Int’l Constant Currency	Int’l As Reported	Total Constant Currency	Total As Reported
Products
DEFINITY	25%	29%	20%	26%	25%
TechneLite	1%	0%	(5)%	1%	0%
Xenon	14%	(85)%	(82)%	14%	14%
Cardiolite	(74)%	(4)%	(9)%	(29)%	(32)%
Other	34%	(3)%	(8)%	7%	4%

Total Revenues	10%	(2)%	(7)%	7%	6%

Lantheus MI Intermediate, Inc. and subsidiaries

Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency

(dollars in thousands – unaudited)

	Three Months Ended September 30, 2014		Nine Months Ended September 30, 2014
	International Net Sales	Total Net Sales	International Net Sales	Total Net Sales

Net sales, as reported	$16,253	$75,682	$49,823	$224,631
Currency impact as compared to prior period	348	348	2,491	2,491

Net sales, excluding the impact of foreign currency	$16,601	$76,030	$52,314	$227,122

Lantheus MI Intermediate, Inc. and subsidiaries

Reconciliation of As Reported Results to Non-GAAP Financial Measures

(dollars in thousands – unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net Income (loss)
Net income (loss), as reported	$1,452	$(15,064)	$(1,469)	$(49,376)
Reconciling items impacting Operating Expenses:
Impairment of land	—	6,788	—	6,788

Net income (loss), as adjusted	$1,452	$(8,276)	$(1,469)	$(42,588)

Net income (loss), as adjusted, as a percentage of net sales	1.9%	(11.8)%	(0.7)%	(20.1)%

Lantheus MI Intermediate, Inc. and subsidiaries

Reconciliation of As Reported Results to Non-GAAP Financial Measures

(dollars in thousands – unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
EBITDA
Net income (loss), as reported	$1,452	$(15,064)	$(1,469)	$(49,376)
Interest expense, net	10,585	11,035	31,704	32,323
Provision (benefit) for income taxes	(415)	(713)	(536)	(439)
Depreciation	2,163	2,343	6,514	7,115
Amortization of intangible assets	2,275	4,130	6,848	12,456

EBITDA	16,060	1,731	43,061	2,079
Reconciling items impacting EBITDA:
Non-cash stock-based compensation	247	172	782	735
Legal fees relating to business interruption claim	462	165	927	552
Asset write-off	639	8,200	1,150	10,258
Severance and recruiting costs	211	478	512	4,969
Sponsor fee and other	263	259	772	1,197
New manufacturer costs	1,175	903	4,188	3,413

Adjusted EBITDA	$19,057	$11,908	$51,392	$23,203

Adjusted EBITDA as a percentage of net sales	25.2%	16.9%	22.9%	10.9%

Lantheus MI Intermediate, Inc. and subsidiaries

Reconciliation of Free Cash Flow

(dollars in thousands – unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013

Net cash used in operating activities	$19,688	$4,291	$15,448	$(11,822)
Capital expenditures	(1,823)	(915)	(5,303)	(3,711)

Free cash flow	$17,865	$3,376	$10,145	$(15,533)

Lantheus MI Intermediate, Inc. and subsidiaries

Condensed Consolidated Balance Sheets

(dollars in thousands – unaudited)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$25,205	$16,669
Accounts receivable, net	41,160	38,910
Inventory	16,425	18,310
Income tax receivable	448	325
Deferred tax assets	12	18
Other current assets	4,181	3,087

Total current assets	87,431	77,319

Property, plant and equipment, net	96,072	97,653
Capitalized software development costs, net	1,829	1,470
Intangibles, net	29,203	34,998
Goodwill	15,714	15,714
Deferred financing costs	7,969	9,639
Deferred tax assets	45	15
Other long-term assets	19,791	22,577

Total assets	$258,054	$259,385

Liabilities and stockholder’s deficit
Current liabilities:
Line of credit	$8,000	$8,000
Accounts payable	15,383	18,103
Accrued expenses and other liabilities	35,088	25,492
Deferred tax liability	57	57
Deferred revenue	1,063	3,979

Total current liabilities	59,591	55,631
Asset retirement obligation	7,244	6,385
Long-term debt, net	399,220	399,037
Deferred tax liability	8	12
Other long-term liabilities	32,407	35,408

Total liabilities	498,470	496,473

Stockholder’s deficit	(240,416)	(237,088)

Total liabilities and stockholder’s deficit	$258,054	$259,385

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